ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040102

Filed in the office of	Document Number 20120299766-34
Ross Miller Secretary of State State of Nevada	Filing Date and Time 04/27/2012 10:19 AM
	Entity Number E0237182012-3

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Middlesex Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: VCorp Services, LLC (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares *with par value:* 10,000,000 Blank Check Preferred @ $0.001 par value; 100,000,000 Common — Par value per share: $ 0.001 — Number of shares *without par value:*
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) PETER COKER (Name) 100 EUROPA DRIVE, SUITE 455 (Street Address) — CHAPEL HILL (City) — NC (State) — 27517 (Zip Code) 2) Name Street Address / City / State / Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Peter Coker (Name) — X [signature] (Incorporator Signature) 100 Europa Drive, Suite 455 (Address) — Chapel Hill (City) — NC (State) — 27517 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 4/27/2012 (Date)

This form must be accompanied by appropriate fees.